UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2002
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

This filing includes all properties purchased to date, which were not previously reported under the Securities Exchange Act of 1934. Further information regarding the following properties may be found in our prospectus dated February 1, 2001 and the supplements thereto.

Item 2. Acquisition or Disposition of Assets

Newnan Pavilion, Newnan, Georgia

On March 1, 2002, a limited liability company we formed purchased a shopping center known as Newnan Pavilion containing 425,255 gross leasable square feet. An additional approximately 51,000 square feet is still to be completed. The center is located at 1100 Bullsboro Drive, in Newnan, Georgia.

We purchased Newnan Pavilion from Thomas Enterprises, Inc., an unaffiliated third party. Our current acquisition cost, including expenses, is approximately $33,050,000. The purchase price was adjusted at the time of closing for space unoccupied with the tenant not yet paying rent. We will pay the balance of the purchase price of approximately $6,000,000 when the final spaces are completed and the tenants have begun paying rent. The seller has eighteen months from the date of closing to receive the balance of the purchase price. We may incur additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our total acquisition cost is expected to be approximately $82 per square foot of leasable space.

We purchased this property with our own funds and the proceeds of an assumed loan from Columbus Bank and Trust. The loan, in the principal amount of $23,589,800, requires interest only payments at a rate of prime plus 1/4 point. The loan matures September 1, 2002. We intend to refinance the loan with more permanent financing before the maturity date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

Once the shopping center is completed, we do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Newnan Pavilion was built in 1998 and is currently expanding. The additional spaces are expected to be completed in 2002. It is comprised of three single story, multi-tenant building and seven single tenant buildings. As of March 1, 2002, this property was approximately 97% leased.

Two tenants, Home Depot (a home improvement retailer) and Kohl's (a discount department store) will each lease more than 10% of the total gross leasable area of the property.

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Home Depot	102,000	27	2.04	*	01/09
			2.24	02/09	01/19
Option 1			2.47	02/19	01/29
Option 2			2.71	02/29	01/39
Option 3			2.99	02/39	01/49
Option 4			3.28	02/49	01/59

Kohl's	86,584	18	5.00	03/01	01/12
			5.25	02/12	01/22
Option 1			5.50	02/22	01/27
Option 2			5.75	02/27	01/32
Option 3			6.00	02/32	01/37
Option 4			6.25	02/37	01/42
Option 5			6.50	02/42	01/47
Option 6			6.75	02/47	01/52
Option 7			7.00	02/52	01/57
Option 8			7.25	02/57	01/62

For federal income tax purposes, the depreciable basis in this property will be approximately $30,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of March 1, 2002, a total of 413,255 square feet was leased to 23 tenants at this property. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Powertel	3,600	09/02	1/3 yr.	65,988	18.33
Famous Footwear	5,500	11/03	3/5 yr.	71,500	13.00
Advance America	1,200	08/04	2/3 yr.	21,000	17.50
Top Nail	1,200	09/04	-	23,400	19.50
Great Clips	1,200	10/04	1/5 yr.	22,500	18.75
The School Box	4,800	12/04	2/4 yr.	79,200	16.50
Dress Barn	9,000	01/05	3/5 yr.	126,000	14.00
North GA Ortho	2,400	05/05	2/3 yr.	45,600	19.00
Parable Christian	6,000	09/05	2/5 yr.	93,000	15.50
Mattress King	6,400	06/06	1/5 yr.	89,280	13.95
Bank of America ATM *	100	09/06	2/5 yr.	17,400	174.00
Perfume Depot	1,820	10/06	1/5 yr.	33,215	18.25
Goody's	41,031	03/09	3/5 yr.	379,536	9.25
Longhorn *	5,370	03/09	4/5 yr.	81,000	15.08
Shoe Carnival	10,000	01/10	2/5 yr.	125,000	12.50
Ross	30.187	01/12	4/5 yr.	316,963	10.50
Office Max	23,500	11/13	3/5 yr.	235,000	10.00
PETsMART	26,263	01/15	4/5 yr.	258,691	9.85
Ruby Tuesday *	5,100	02/15	5/5 yr.	75,000	14.71
Circuit City	33,500	01/17	3/5 yr.	402,000	12.00
Home Depot *	102,000	01/19	4/10 yr.	208,000	2.04
Kaufman Tires	6,500	07/20	4/5 yr.	121,643	18.71
Kohl's *	86,584	01/22	8/5 yr.	432,920	5.00
Vacant	12,000

* ground lease

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

The following table sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:
Year Ending	Number of Leases	Approx. GLA of Expiring Leases	Annual Base Rent of Expiring Leases	Total Annual Base Rent	Average Base Rent Per Square Foot Under Expiring Leases	Percent of Total Building GLA Represented By Expiring Leases	Percent of Annual Base Rent Represented By Expiring Leases
December 31,	Expiring	(Sq. Ft.)	($)	($)	($)	(%)	(%)

2002	1	3,600	65,988	3,323,836	18.33	0.85	1.99
2003	1	5,500	71,500	3,263,848	13.00	1.29	2.19
2004	4	8,400	146,100	3,195,948	17.39	1.98	4.57
2005	3	17,400	280,200	3,066,106	16.10	4.09	9.14
2006	3	8,320	139,895	2,823,454	16.81	1.96	4.95
2007	-	-	-	2,683,559	-	-	-
2008	-	-	-	2,698,653	-	-	-
2009	2	46,401	470,795	2,704,528	10.15	10.91	17.41
2010	1	10,000	135,000	2,254,533	13.50	2.35	5.99
2011	-	-	-	2,140,915	-	-	-

For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received an appraisal, which states that it was prepared in conformity with the Uniform Standards of Professional Practice of the Appraisal Institute by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "as is" market value for Newnan Pavilion, as of January 29, 2002, of $37,800,000 and an "as completed and stabilized" value, as of April 1, 2002, of $40,000,000. The "as stabilized" value reflects the market value when all tenants have taken occupancy. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 5. Other Items

Just For Feet, Covington, Louisiana

On February 21, 2002, we purchased an existing freestanding retail property known as the Covington Just for Feet containing 20,116 gross leasable square feet. The property is located at 782 North Highway 190, Covington, Louisiana.

We purchased the Covington Just for Feet from Wilton Partners, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $3,426,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $170 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

Just For Feet, Augusta, Georgia

On February 21, 2002, we purchased an existing freestanding retail property known as the Augusta Just for Feet located on approximately 1.4 acres and containing 22,115 gross leasable square feet. The property is located at 254 Robert C. Daniels Parkway, Augusta, Georgia.

We purchased the Augusta Just for Feet from Wilton Partners, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $3,033,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $137 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

Hairston Crossing, Atlanta, Georgia

On February 15, 2002, we purchased a newly constructed shopping center known as Hairston Crossing located on approximately eight acres and containing 57,884 gross leasable square feet. The center is located at 2075 S. Hairston Road and Covington Highway, Atlanta, Georgia.

We purchased Hairston Crossing from Fog G & H Covington, L.L.C., an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $6,650,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $115 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

Shoppes at Golden Acres, Newport Richey, Florida

On February 7, 2002, we funded a development loan in the amount of approximately $3,865,000 to the developer of the Shoppes at Golden Acres. We anticipate purchasing the Shoppes at Golden Acres Phase I from the unaffiliated third party developer upon completion and prior to a final payment will receive interest at the rate of 10% per annum on the outstanding balance of the development loan. Our total acquisition cost, including expenses, is expected to be approximately $10,390,000, which includes the cost of the land for Phase II. The total purchase price may be adjusted upward or downward based on the actual lease rates achieved. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $117 per square foot of leasable space.

Item 7. Financial Statements and Exhibits.

To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financial statements required in response to this item on an amendment to this Current Report on Form 8-K no later than 60 days after March 16, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President, Chief Operating Officer, Treasurer, Chief Financial Officer

Date: March 11, 2002